SCHEDULE 14A

                     SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                         Toastmaster Inc.
         (Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)   Title of each class of securities to which transaction
          applies:
          _______________________________________________________
     2)   Aggregate number of securities to which transaction
          applies:
          _____________________________________________________

     3)   Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11       (set
          forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:
          _____________________________________________________

     5)   Total fee paid:
          _____________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
          _____________________________________________________

     2)   Form, Schedule or Registration Statement No.:
          _____________________________________________________

     3)   Filing Party:
          _____________________________________________________

     4)   Date Filed:
          _____________________________________________________

                                                   March 27, 1998

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Toastmaster Inc., to be held at the principal executive offices of the Company, located at 1801 North Stadium Boulevard, Columbia, Missouri, on Tuesday, May 12, 1998, commencing at 10:00 a.m., local time. The business to be conducted at the meeting is described in the attached Notice of Annual Meeting and Proxy Statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of the Company.

     Your Board of Directors joins with me in urging you to attend the meeting. Whether or not you plan to attend the meeting, however, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.


                                        Sincerely yours,



                                        Robert H. Deming
                                        Chairman of the Board

                         TOASTMASTER INC.
                   1801 North Stadium Boulevard
                     Columbia, Missouri 65202

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON MAY 12, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the
Shareholders of Toastmaster Inc., a Missouri corporation
("Toastmaster"), will be held at the principal executive offices of Toastmaster, located at 1801 North Stadium Boulevard,
Columbia, Missouri, on Tuesday, May 12, 1998, commencing at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

     1. To elect two Class I directors to hold office for a term expiring at the 2001 Annual Meeting of the Shareholders of Toastmaster and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

     2. To consider and act upon ratification and approval of the selection of the accounting firm of KPMG Peat
          Marwick LLP as the independent auditors of Toastmaster for the year ending December 31, 1998; and

     3. To transact such other business as properly may come before the meeting and any adjournment or adjournments thereof.

     The Board of Directors of Toastmaster has fixed the close of business on March 17, 1998 as the record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof.

     All shareholders are cordially invited to attend the meeting. Whether or not you intend to be present at the meeting, the Board of Directors of Toastmaster solicits you to sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. Your vote is important and all shareholders are urged to be present in person or by proxy.

                              By Order of the Board of Directors



                              Linda G. Arnold
                              Secretary

March 27, 1998
Columbia, Missouri

                         TOASTMASTER INC.
                   1801 North Stadium Boulevard
                     Columbia, Missouri 65202

                        __________________

                         PROXY STATEMENT
                        __________________

                  ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD MAY 12, 1998

                        __________________

                           INTRODUCTION

     This Proxy Statement is being furnished to the shareholders of Toastmaster Inc., a Missouri corporation ("Toastmaster" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of Toastmaster for use at the Annual Meeting of Shareholders to be held on Tuesday, May 12, 1998, and at any adjournment or adjournments thereof (the "Annual Meeting"). The Annual Meeting will commence at 10:00 a.m., local time, and will be held at the principal executive offices of the Company, located at 1801 North Stadium Boulevard, Columbia, Missouri 65202.

     This Proxy Statement and the enclosed form of proxy were first mailed to the Company's shareholders on or about March 27, 1998.

PROXIES

     You are requested to complete, date and sign the enclosed form of proxy and return it promptly to the Company in the enclosed postage prepaid envelope. Shares represented by properly executed proxies will, unless such proxies previously have been revoked, be voted in accordance with the shareholders' instructions indicated in the proxies. If no instructions are indicated, such shares will be voted in favor of the election of the nominees for director named in this Proxy Statement, in favor of ratifying the selection of the accounting firm of KPMG Peat Marwick LLP as Toastmaster's independent auditors for the current year, and, as to any other matter that properly may be brought before the Annual Meeting, in accordance with the discretion and judgment of the appointed proxies. A shareholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing written notice of revocation with the Secretary of the Company, by executing and delivering to the Secretary of the Company a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

VOTING AT THE MEETING

     For purposes of voting on the proposals described herein, the presence in person or by proxy of shareholders holding a majority of the total outstanding shares of the Company's common stock, $0.10 par value, shall constitute a quorum at the Annual Meeting. Only holders of record of shares of the Company's common stock as of the close of business on March 17, 1998 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof. As of the Record Date, 7,539,450 shares of the Company's common stock were outstanding and entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly to come before the Annual Meeting. Shares of common stock represented by a proxy which directs that the shares be voted to abstain or to withhold a vote on any matter will be counted in determining whether a quorum is present. Shares of common stock as to which there is a broker non-vote (i.e., when a broker holding shares for clients in street name is not permitted to vote on certain matters without instruction) also will be counted for quorum purposes.

     Directors are elected by a plurality (a number greater than those cast for any other candidates) of the votes cast, in person or by proxy, of shareholders entitled to vote at the Annual Meeting for that purpose. The affirmative vote of a majority of the shares of the Company's common stock, represented in person or by proxy and entitled to vote at the Annual Meeting, is required for (i) the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors, and (ii) the approval of such other matters as properly may come before the Annual Meeting or any adjournment thereof.

     A shareholder entitled to vote in the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. In addition, a shareholder entitled to vote with respect to any other matters at the Annual Meeting may abstain from voting on such matters. With respect to the election of directors, votes withheld from one or more nominees will be excluded from the vote and will have no effect. Abstentions from the proposal to approve the ratification of the selection of the Company's independent auditors or any other proposal are treated as votes against the particular proposal. Broker non-votes on any proposal to be voted on at the Annual Meeting are treated as shares of Toastmaster common stock as to which voting power has been withheld by the respective beneficial holders and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

SOLICITATION OF PROXIES

     This solicitation of proxies for the Annual Meeting is being made by the Company's Board of Directors. The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy. After the initial mailing of this Proxy Statement, proxies may be solicited by mail, telephone, telegram, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses, together with those of Toastmaster's transfer agent, will be paid by Toastmaster.

     A list of shareholders entitled to vote at the Annual Meeting will be available for examination at least ten days prior to the date of the Annual Meeting during normal business hours at the principal executive offices of Toastmaster located at 1801 North Stadium Boulevard, Columbia, Missouri. The list also will be available at the Annual Meeting.


                              ITEM 1

                      ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of six directors. The Articles of Incorporation of Toastmaster divide the Board of Directors into three classes of directors, with the directors serving staggered terms of three years and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. The present terms of Edward J. Williams and James L. Hesburgh, the two directors in Class I, expire at this Annual Meeting. Directors in Class II (John E. Thompson and S B. Rymer, Jr.) and Class III (Robert H. Deming and Daniel J. Stubler) have been elected to terms expiring at the time of the annual meetings of shareholders in 1999 and 2000, respectively.

     One of the purposes of this Annual Meeting is to elect two directors in Class I to serve for a three-year term expiring at the annual meeting of shareholders in 2001 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. The Board of Directors has designated Edward J. Williams and James L. Hesburgh as the two nominees proposed for election at the Annual Meeting. Unless authority to vote for the nominees or a particular nominee is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of both nominees. In the event that one or both of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors, unless the authority to vote for both nominees or for the particular nominee who has ceased to be a candidate has been withheld. Each of the nominees has indicated his willingness to serve as a director if elected, and the Board of Directors has no reason to believe that either nominee will be unavailable for election.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
ELECTION OF EDWARD J. WILLIAMS AND JAMES L. HESBURGH AS DIRECTORS
OF CLASS I.

     Toastmaster's Articles of Incorporation and Bylaws provide that advance notice of shareholder nominations for the election of directors must be given. With respect to this Annual Meeting, written notice of a shareholder's intent to make a nomination at the meeting must be received by Toastmaster's Secretary at the Company's principal executive offices not later than the close of business on April 13, 1998. At future meetings of shareholders, notice of nominations or other business to be brought before the meeting must be delivered to Toastmaster's Secretary at the Company's principal executive offices not less than 60 days (30 days in the case of nominations for the election of directors) prior to the first anniversary of the previous year's annual meeting. In the event that the date of the annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, however, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 60th day (in the case of nominations, the 30th day) prior to such annual meeting or
(ii) the tenth day following the date on which public announcement of the date of such meeting is first made.

     The shareholder's notice of nomination must contain (i) the name and address of the nominating shareholder, of each person to be nominated and of the beneficial owner (as defined in the Articles of Incorporation), if any, on whose behalf the nomination is made, (ii) a representation that the nominating shareholder is the holder of record of Toastmaster common stock entitled to vote in the election of directors at the meeting and intends to appear at the meeting in person or by proxy to nominate the person or persons specified in the notice, (iii) the number of shares of Toastmaster common stock owned beneficially and of record by the nominating shareholder and by each person to be nominated, (iv) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (v) the consent of each nominee to serve as a director if so elected, and (vi) such other information regarding each nominee proposed by the nominating shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if Toastmaster were soliciting proxies for the election of such nominees. If no such notice has been received, the chairman of the Annual Meeting is entitled to refuse to acknowledge the nomination of any person which is not made in compliance with the foregoing procedure. The Board of Directors does not know if, and has no reason to believe that, anyone will attempt to nominate another candidate for director at this Annual Meeting.

NOMINEES AND DIRECTORS CONTINUING IN OFFICE

     The following table sets forth certain information with respect to each person nominated by the Board of Directors for election as a Class I director at the Annual Meeting and each director whose term of office will continue after the Annual Meeting.

                                   PRESENT
                                   POSITION
                                    WITH             DIRECTOR
     NAME            AGE         TOASTMASTER          SINCE

NOMINEES
     CLASS I:  TERM TO EXPIRE IN 2001

 Edward J. Williams  75            Director            1991
 James L. Hesburgh   64            Director            1992

DIRECTORS CONTINUING IN OFFICE
     CLASS II:  TERM TO EXPIRE IN 1999

John E. Thompson     50            Executive Vice
                                   President--Chief    1987
                                     Financial Officer,
                                   Treasurer
                                   and Director
S B. Rymer, Jr.      82            Director            1991

     CLASS III:  TERM TO EXPIRE IN 2000

Robert H. Deming     63            Chairman, Chief
                                   Executive Officer   1987
                                      and Director
Daniel J. Stubler    54            President, Chief    1987
                                      Operating Officer
                                     and Director

     The business experience of each of the directors of the Company during the last five years is as follows:

     Edward J. Williams has served as a Director of the Company since November 1991. He served the McGraw-Edison Company as Chairman of the Board of Directors and Chief Executive Officer from 1974 through 1984 and as President from 1972 through 1983. From May 1985 through December 1985 he served as Vice Chairman of the Board of Directors of Cooper Industries. He has served as a consultant and a director of various other organizations since January 1986. He currently is a director of Amsted Industries Incorporated. The Company's senior executive officers operated the consumer products group of the McGraw-Edison Company beginning in 1976 and formed a privately-held company named Toastmaster Inc. in 1980 to acquire the kitchen counter-top appliance, environmental and time products businesses of this group from McGraw-Edison.

     James L. Hesburgh has served as a Director of the Company since January 1992. He has served as a director and president of James L. Hesburgh International, Inc., an international consulting and export management company, since 1977. He currently serves as a director and president of Battley USA, Inc., a holding company for a specialty coatings producer, as a director and senior vice president of Fremont Funding, Inc., an asset based lending company, and as a director of Sinto America, Inc., a holding company for a tool and die manufacturing company and a machinery manufacturing company, of FirstFed Corporation and its wholly-owned subsidiary First Federal Bank of California, of Roberts Sinto Corporation, a machinery manufacturing company, and of USCS International, Inc., a computer software and billing systems company. Mr. Hesburgh holds a Bachelor of Business Administration degree from the University of Notre Dame and a Masters of Business Administration degree from The Harvard University Graduate School of Business Administration.

     John E. Thompson has served as Executive Vice President - Chief Financial Officer, Treasurer and Director of the Company since January 1987. Between 1970 and January 1987, he served in several capacities, the last of which was as Senior Vice President of the Company. He currently serves as a director of First National Bank & Trust Company, Columbia, Missouri. Mr. Thompson holds a Bachelor of Science degree in Accounting from Northern Illinois University.

     S B. Rymer, Jr. has served as a Director of the Company since November 1991. He has been engaged in the management of personal investments since his retirement in 1987 from Magic
Chef, Inc. Mr. Rymer served as Chief Executive Officer of Magic Chef from 1950 to 1987. The Company was a wholly-owned subsidiary of Magic Chef from October 1983 until the acquisition of the Company by the Company's current senior executive officers
(Messrs. Deming, Stubler and Thompson) effective as of January 1,
1987.

     Robert H. Deming has served as Chairman of the Board of Directors, Chief Executive Officer and Director of the Company since January 1987. Since joining the Company in 1976, he has served as President from 1976 through January 1987 and as Chairman of the Board of Directors and Chief Executive Officer from 1980 through 1983. Mr. Deming holds a Bachelor of Science degree in Accounting and a Master of Science degree in Business Administration from the University of Colorado, as well as a Doctorate in Business Administration from The Harvard University Graduate School of Business Administration. Mr. Deming is not engaged in the day-to-day operations of the Company, but rather spends his business-related time on monitoring the performance of the Company, strategic and long-range planning, and identifying and evaluating acquisition opportunities. In addition, he spends a portion of his business-related time in the furtherance of the interests of the Company, which interests include activities intended either to fulfill the Company's social responsibility or to keep Mr. Deming abreast of developments or opportunities in the Company's industry or related fields of knowledge or management.

     Daniel J. Stubler has served as President, Chief Operating Officer and Director since January 1987. Between 1976 and January 1987, he served the Company in several capacities, the last of which was as Senior Vice President with responsibility for marketing and administration of the Company. He currently serves as a director of First Missouri Bancorporation. Mr. Stubler holds a Bachelor of Science degree in Accounting from Gannon University and a Masters of Science degree in Industrial Relations from the University of Massachusetts at Amherst.

THE STOCKHOLDERS' AGREEMENT

     The Company, Robert H. Deming, Daniel J. Stubler, John E. Thompson, Ralph J. Ronalter, Jr., and certain other shareholders of the Company are each party to a stockholders' agreement (the "Stockholders' Agreement"). In the Stockholders' Agreement, each of the shareholders who is a party to the Stockholders' Agreement has agreed that such shareholder will vote those of their respective shares of Toastmaster common stock that are subject to the Stockholders' Agreement (representing 3,718,379 shares of Toastmaster common stock as of January 31, 1998 and constituting approximately 49.3% of the shares outstanding) in favor of the election of directors approved by Mr. Deming but, at each election of directors at which Mr. Deming, Mr. Stubler or Mr. Thompson is eligible to stand for reelection to the Company's Board of Directors, Mr. Deming is required to vote to elect Mr. Deming, Mr. Stubler or Mr. Thompson, as the case may be, as a director. To this end, each of such shareholders has given Mr. Deming his proxy (which is irrevocable until May 16, 1999) to vote such shareholder's shares in the election of all of the Company's directors at any and all meetings of the Company's shareholders in accordance with the preceding sentence. This proxy automatically terminates upon Mr. Deming's death, mental incapacity or voluntary termination of employment with the Company, at such time as Mr. Deming, together with his family, ceases to beneficially own at least 500,000 shares of Toastmaster common stock (as adjusted for any stock dividend, stock split, combination or reclassification of shares, recapitalization or similar transaction) and upon the occurrence of certain other events specified in the Stockholders' Agreement (and, in the case of Mr. Stubler and Mr. Thompson, their voting agreement and related proxy to Mr. Deming also terminate in the event that they are involuntarily terminated from their respective offices or removed as directors). In addition, each such shareholder has granted to the Company an option to purchase such shareholder's shares of Toastmaster common stock in the event of a proposed sale or certain other transfers (other than a transfer to a family member, a voluntary sale or gift of not more than 10,000 shares (as adjusted for any stock dividend, stock split, combination or reclassification of shares, recapitalization or similar transaction) which is not part of a series of transactions with the purpose or effect of changing control of the Company, or a pledge for collateral purposes not involving a change in voting rights and certain other exempted dispositions, some of which require the share transfers so exempted to remain subject to the Stockholders' Agreement). In the event that the Company does not exercise its right to purchase such shareholder's shares, the other shareholders who are party to the Stockholders' Agreement are also granted an option to purchase such shares on a pro rata basis.

     There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director except as contemplated by the Stockholders' Agreement described above.

COMPENSATION OF DIRECTORS

     During 1997, each of the Company's three outside directors received $2,500 for each meeting of the Board attended and $1,250 for each committee meeting attended, plus reimbursement of reasonable out-of-pocket expenses.

Meetings of the Board and Committees

     During 1997 the Board of Directors of Toastmaster held four meetings. All directors attended 100% of the meetings of the Board of Directors, except for Mr. Rymer, who attended 75% of the meetings. All directors attended 100% of the committees of the Board of Directors on which they served which were held during 1997. It should be noted that the Company's directors discharge their responsibilities throughout the year, not only at such Board of Directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to the Company.

     Pursuant to Toastmaster's Bylaws, the Board of Directors has established Audit and Compensation Committees of the Board of Directors. There currently is not a Nominating Committee or committees performing similar functions of the Board of Directors.

     The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to Toastmaster's accounting and financial reporting practices and in addressing the scope and expense of audit and related services provided by Toastmaster's independent auditors. The Audit Committee is responsible for recommending the appointment of Toastmaster's independent auditors and reviewing the terms of their engagement, reviewing Toastmaster's policies and procedures with respect to internal auditing, accounting and financial controls and reviewing the scope and results of audits and any auditor recommendations. The current members of the Audit Committee are Edward J. Williams, Chairman, and James L. Hesburgh. The Audit Committee met two times in 1997.

     The Compensation Committee makes recommendations to the Board of Directors regarding the compensation and benefits of Toastmaster's executive officers, the members of the Board of Directors and the members of the Audit Committee. The Compensation Committee also administers the Company's Incentive Stock Option Plan and Non-Statutory Stock Option Plan. The current members of the Compensation Committee are James L. Hesburgh, Chairman, Edward J. Williams and S B. Rymer, Jr. The Compensation Committee met two times in 1997.


           EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth for the years ended December 31, 1995, 1996 and 1997, respectively, the compensation of the Company's chief executive officer and of each of the Company's four other most highly compensated executive officers whose remuneration for 1997 was in excess of $100,000 for services to the Company in all capacities:



                                SUMMARY COMPENSATION TABLE


                                                                           Long Term Compensation
                           Annual Compensation                               Awards     Payouts
(a)                   (b)          (c)            (d)        (e)         (f)     (g)      (h)       (i)

                                                                              Securities
Name                                                         Other               Under-
and                                                          Annual   Restricted lying           All Other
Principal                                                    Compen-    Stock    Options/  LTIP   Compen-
Position             Year         Salary         Bonus/1/    sation/2/  Award(s)  SARs   Payouts  sation/3/

Robert H. Deming     1997        $329,684          $0         $60,322    --        --        --     $92,656
  Chairman,
     Chief
     Executive       1996         290,698           0          56,899    --        --        --      91,480
  Officer and
     Director        1995         291,849           0          53,207    --        --        --      99,726

Daniel J. Stubler    1997         233,955           0          42,753    --        --        --      66,740
  President,
     Chief
     Operating       1996         215,505           0          40,998    --        --        --      66,432
  Officer and
     Director        1995         215,142           0          34,969    --        --        --      65,183

John E. Thompson     1997         183,403           0          19,594    --        --        --      31,413
  Executive Vice
     President --    1996         167,793           0          18,802    --        --        --      31,212
  Chief Financial
     Officer,        1995         168,240           0          15,990    --        --        --      30,577
     Treasurer
     and Director

Scott R. Thrasher    1997         113,973           0           4,575    --        --        --       8,138
  Senior Vice
     President --    1996         108,371           0           4,661    --        --        --       8,614
  Sales and
     Marketing       1995         105,930           0               0    --        --        --       1,279

Ralph J.
  Ronalter, Jr.      1997         113,242           0           3,362    --        --        --       6,212
  Vice President
     and General     1996          99,557           0           3,364    --        --        --       6,410
     Manager--
     Time
     Products        1995          95,046           0               0    --        --        --       1,130
________________________

(1)  Reflects bonus earned for the years ended December 31, 1995, 1996 and 1997, respectively.

(2)  Excludes perquisites and other benefits, unless the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(3)  All Other Compensation for the years ended December 31, 1995, 1996 and 1997 includes Toastmaster matching contributions which accrued for the accounts of Messrs. Deming, Stubler, Thompson, Thrasher and Ronalter, Jr. under the Company's 401(k) Savings and Investment Plan, and the cost of  life insurance paid by the Company for the benefit of such persons.  All Other Compensation for Messrs.
     Deming, Stubler and Thompson also includes Toastmaster contributions made in 1995, 1996 and 1997 to fund benefits to be provided under the Supplemental Executive Retirement Plan for the respective accounts of such persons.  All Other Compensation for Messrs. Thrasher and Ronalter, Jr. includes
     Toastmaster contributions made in 1996 and 1997 to fund benefits to be provided under the Supplemental
     Executive Retirement Plan II for the respective accounts of such persons.  Toastmaster matching contributions which accrued under the Company's 401(k) Savings and Investment Plan for 1995, 1996 and
     1997 were $1,500, $1,500 and $1,600, respectively, for Mr. Deming; $1,500, $1,500 and $1,600, respectively, for Mr. Stubler; $1,500, $1,500 and $1,600, respectively, for Mr. Thompson; $1,059,
     $1,194 and $1,239, respectively, for Mr. Thrasher; and $950, $1,073 and $1,202, respectively, for Mr.
     Ronalter, Jr.  The cost of  life insurance paid by the Company for 1995, 1996 and 1997 was $3,861,
     $5,304 and $5,304, respectively, for Mr. Deming; $1,555, $2,804 and $3,012, respectively, for Mr.
     Stubler; $689, $1,324 and $1,425, respectively, for Mr. Thompson; $220, $438 and $454, respectively, for Mr. Thrasher; and $180, $386 and $440, respectively, for Mr. Ronalter, Jr.  Contributions made in
     1995, 1996 and 1997 with respect to the Supplemental Executive Retirement Plan were $94,365, $84,676 and $85,752, respectively, for Mr. Deming,  $62,128, $62,128 and $62,128, respectively, for Mr.
     Stubler and $28,388, $28,388 and $28,388, respectively, for Mr. Thompson. Contributions made in 1996 and 1997 with respect to the Supplemental Executive Retirement Plan II were $6,982 and $6,445, respectively, for Mr. Thrasher and $4,951 and $4,570, respectively, for Mr. Ronalter, Jr.

<TABLE\>

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Robert H.
Deming, Daniel J. Stubler and John E. Thompson.  The agreements expire on
November 12, 1998, subject to automatic renewal for successive one year periods unless Toastmaster or the employee gives notice that the term will not be extended, and provide for the following annualized base salaries during the term of the agreements, which base salaries were increased from the previous base salaries, effective March 1, 1997, by action of the Compensation
Committee of the Board of Directors as contemplated by the agreements: Mr.
Deming--$317,361; Mr. Stubler--$234,201; Mr. Thompson--$181,335.  Each
agreement terminates in the event of death, disability or adjudication of incompetence (entitling the employee to one year's salary in the case of disability) and provides that the employee otherwise may be terminated only for cause (as defined). The employee may terminate his employment, upon ten days' prior written notice, at any time within one year after a "Change of Control" and will be entitled to receive two years' salary. A "Change of Control" generally is defined to take place when disclosure of such a change would be required by the proxy rules promulgated by the Securities and Exchange Commission or when either (i) a person (other than a current officer or director nominated or selected by the Board or officer elected by the Board) acquires beneficial ownership (as defined in SEC Rule 13d-3) of 25% or more of the combined voting power of the Company's voting securities, (ii) less than a majority of the directors are persons who were either nominated or selected by the Board, (iii) a merger involving the Company occurs in which the Company's shareholders own less than 80% of the voting stock of the surviving corporation, or (iv) a plan of liquidation or sale of substantially all the assets of the Company occurs. In addition, if the employee involuntarily is terminated by the Company, he also is entitled to receive two years' salary.

     The employment agreements prevent the employees from competing with the Company, soliciting customers or hiring employees for a competitive business during the term of the agreement and for a period of one year thereafter. In addition, the employment agreements require the employees to maintain the confidentiality of the Company's confidential information prior to its disclosure by the Company.

INCENTIVE BONUS PLAN

     Since 1987, the Company has had an incentive bonus plan for 18 key employees of the Company, including Messrs. Deming, Stubler, Thompson,
Thrasher and Ronalter, Jr. The plan establishes a bonus pool each year based on up to 5% of the Company's total profits (before provisions for income taxes and interest), which is approved by the Company's President, and the maximum bonus pool for 1998 is equal to approximately $825,772. Pursuant to the incentive bonus plan, 50% of the amount of the bonus pool is allocated to a mandatory bonus fund and the remaining 50% is allocated to a discretionary bonus fund. Each of the employees participating in the incentive bonus plan is assigned an incentive target based on his or her job category, which incentive target establishes a bonus of up to 65% of the employee's salary that may be received. Based on salaries in effect as of December 31, 1997, Messrs. Deming, Stubler, Thompson, Thrasher and Ronalter, Jr. will be entitled to receive 25.0%, 17.0%, 13.2%, 6.2% and 6.2%, respectively, of the mandatory bonus fund for 1998 if the income and return on investment targets established pursuant to the incentive bonus plan are achieved. The discretionary bonus fund will be used by the Company to pay additional bonuses to the Company's key employees, including executive officers.





401(K) SAVINGS AND INVESTMENT PLAN

     Employees of the Company are eligible to participate in the Company's
401(k) Savings and Investment Plan. Participants may make contributions to the plan by voluntarily reducing their salary from the Company up to a maximum of 15% of total compensation or $9,500 (or such higher amount as is prescribed by the Secretary of the Treasury for cost of living adjustments), whichever is less, and the Company, in its discretion, matches such contributions to the extent of 50% of the first 2% of a participant's salary reduction. Certain participant contributions to the plan may qualify for deferred tax treatment under Section 401(k) of the Internal Revenue Code. The Company's matching contributions vest 100% immediately. Matching contributions in the amounts of $1,500, $1,500, $1,500, $1,194 and $1,073 were made by the Company during 1997 with respect to 1996 for the accounts of Messrs. Deming, Stubler, Thompson, Thrasher and Ronalter, Jr., respectively, and matching contributions accrued during 1997 for the accounts of such persons in the amounts of $1,600, $1,600, $1,600, $1,239 and $1,202, respectively. Each participant is entitled to direct the investment of all participant and discretionary matching contributions in the various investment options approved by the Company. In this regard, participants who are not directors or executive officers of the Company and do not own 10% or more of Toastmaster common stock may invest up to 10% of their contributions in a Toastmaster common stock fund.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

     The Company has adopted a supplemental executive retirement plan
("SERP") for Messrs. Deming, Stubler and Thompson and a supplemental executive retirement plan ("SERP II") for Messrs. Ronalter and Thrasher. These executives were unable to participate in the Company's qualified defined benefit plan beginning January 1, 1989, because of changes in the tax laws which imposed certain anti-discrimination requirements upon qualified plans.

     The SERP provides for a normal retirement benefit for each of the three executives in the SERP in an amount equal to 50% of such executive's final average compensation, which amount shall be reduced by the sum of (i) the pension benefit accrued for such executive under the Company's defined benefit plan and (ii) such executive's primary Social Security benefit. For these purposes, "final average compensation" is the average base salary payment made to the executive during the five consecutive full calendar years immediately preceding such executive's termination of employment. The SERP II provides for a normal retirement benefit for each of the two executives in the SERP II in an amount equal to the pension benefit that such executive would have been entitled to receive under the Company's defined benefit plan, reduced by the pension benefit that such executive actually receives under such plan. The normal retirement benefit commences at age 65. In the event an executive continues to be employed after age 65, the payment of benefits under the SERP and SERP II would be delayed until the date of his actual retirement and the amount of such benefits would be actuarially adjusted to reflect the late retirement. The SERP and SERP II each provides for early retirement in the event the executive's employment is terminated, except that SERP benefits are not payable prior to age 55 and in no event prior to March 1, 1999 and SERP II benefits are not payable prior to age 55. Early retirement benefits under the SERP and SERP II would be actuarially adjusted to reflect the earlier commencement of the benefit. If the executive under the SERP dies before he retires, one half of the monthly benefit that the executive otherwise would have received will be paid to the executive's spouse (or designated beneficiary) for the greater of 180 months or the life of the surviving spouse. If the executive under the SERP II dies before he retires, the executive's spouse (or designated beneficiary) shall not be entitled to any portion of the monthly benefit that the executive otherwise would have received but shall be entitled to receive payment of a death benefit. The benefits provided under the SERP and SERP II are available to the executives without regard to the number of years of service provided by them to the Company. A five year vesting period is required, however, in order for an executive to be eligible to receive benefits under the SERP. The estimated annual benefits under the SERP payable to Messrs. Deming, Stubler and Thompson as a single life annuity upon reaching normal retirement age are $113,806, $154,246 and $145,005, respectively. The estimated annual benefits under the SERP II payable to Messrs. Ronalter and Thrasher as a single life annuity upon reaching normal retirement age are $24,603 and $27,996, respectively.

     Life insurance policies are used for the SERP and SERP II and held in trust for the executives. To the extent that an executive is subject to income tax as annual contributions are made by the Company to a trust, the Company will pay to the executive each year an amount equal to the additional income tax owed by the executive as a result of the contribution. The beneficiary of the life insurance policies held in the secular trusts under the SERP and SERP II will be the beneficiary designated by the executive. The beneficiary of the life insurance policies held in the rabbi trust under the SERP will be the Company.

PENSION PLAN

     The Toastmaster Inc. Pension Plan for Salaried Employees (the "Plan") is a defined benefit pension plan established in 1982 by the Company to provide retirement benefits for eligible salaried employees of the Company. Eligible employees are salaried employees who either participated in the predecessor plan or have completed at least 1,000 hours of service in a single year. The
Plan provides for normal retirement benefits upon reaching age 65, provided that the employee has five years of credited service. The Plan permits early retirement between ages 55 and 65 upon completion of ten or more years of credited service. Participants may elect to receive their pension benefits in the form of a joint and survivor annuity or a single life annuity, or other optional forms.

     The following table shows the estimated annual retirement benefits payable to a participant as a single life annuity upon reaching normal retirement age for specified compensation and years of benefit service classifications.

  Five Year        Estimated Annual Benefit for Representative
Average Annual           Years of Benefit Service*
Compensation*        10        15       20        25        30

  $ 70,000        $ 6,686   $10,030   $13,373   $16,716   $20,059
   120,000         12,187    18,281    24,374    30,468    36,562
   150,000         15,487    23,231    30,974    38,718    46,462
  ____________

* Under the Plan, annual retirement benefits may not exceed the amounts payable to a participant having five year average annual compensation in excess of $235,840 ($150,000 for years beginning January 1, 1994), and participants are given credit for no more than 30 years of benefit service.

     A participant is entitled to receive annual benefits, payable in monthly installments, in an amount equal to the product of (i) the sum of (A) .007 times average monthly earnings, plus (B) .004 times average monthly earnings greater than the Social Security integration level, multiplied by (ii) such participant's number of years of credited service, up to a maximum of 30 years. Average monthly earnings are determined by dividing compensation for the participant's highest-paid consecutive five calendar years by 60. For these purposes the compensation covered by the Plan consists of the salaries and bonuses paid to the participants, including salaries and bonuses set forth in columns (c) and (d) of the Summary Compensation Table under "Executive
Compensation and Other Information--Executive Compensation."  The Social
Security integration level changes whenever there is a change in the maximum earnings that are subject to Social Security taxes. The Plan's integration level is $2,111.11 per month for 1998. As the result of changes in the Employee Retirement Income Security Act ("ERISA"), Messrs. Deming, Stubler,
Thompson, Ronalter and Thrasher were not eligible to accrue further benefits under the Plan, effective January 1, 1989. From time to time, because of certain ERISA requirements, the Company may require that other participants no longer will be eligible to accrue benefits under the Plan, effective at various dates.

SUPPLEMENTAL HEALTH INSURANCE PLAN

     Toastmaster adopted a Supplemental Insurance Plan ("SIP") in 1988, which provides benefits in addition to those provided under the Company's basic group medical benefit plan. Although Toastmaster's basic group medical plan is provided to all of its employees, the SIP is available only to its salaried employees and their qualified dependents with tiered benefit limitations of $500, $1,500 and $3,000 per year, the last of which is applicable to the Company's executive officers.






EMPLOYEE STOCK OPTION PLANS

     The Company has adopted the Toastmaster Inc. Incentive Stock Option Plan
(the "ISO Plan") to provide for the granting of common stock purchase options which qualify as "incentive stock options" under Section 422A of the Internal
Revenue Code of 1986, and the Toastmaster Inc. Non-Statutory Stock Option Plan
(the "Non-Statutory Plan") to provide for the granting of common stock purchase options which do not so qualify. The ISO Plan and the Non-Statutory
Plan are collectively referred to as the "Employee Stock Option Plans." The purpose of the Employee Stock Option Plans is to secure for the Company and its shareholders the benefits of the incentive inherent in stock ownership by officers and other key employees of the Company. The Company has granted options to purchase a total of 98,500 shares of common stock pursuant to the ISO Plan, including options to purchase 55,700 shares that were exercisable as of January 31, 1998. No options have been granted pursuant to the Non-
Statutory Plan.

     The Employee Stock Option Plans are administered by the Compensation
Committee of the Board of Directors (the "Compensation Committee"), none of the members of which are currently eligible to receive options under either of the Employee Stock Option Plans. The Compensation Committee has the power to determine in its discretion the persons to whom options are granted under each Employee Stock Option Plan, the number of shares covered by those options, and the time at which an option becomes exercisable, subject in each case to the limitations set forth in the respective Employee Stock Option Plans. Options can be granted under the Employee Stock Option Plans only to officers and key employees of the Company or any of its subsidiary corporations. The eligibility of the persons to whom options may be granted under the Employee
Stock Option Plans is limited to those persons whom the Compensation Committee determines have made, or are expected to make, material contributions to the successful performance of the Company. The period during which an option may be exercised (but not to exceed ten years or, as described above, five years) and the time at which it becomes exercisable are fixed by the Compensation
Committee at the time the option is granted. Except as otherwise permitted by the Compensation Committee, no option granted under the Employee Stock Option
Plans is transferable by the holder other than by will or the laws of descent and distribution.

     The number of shares which may be issued and sold pursuant to options granted under the Employee Stock Option Plans may not exceed an aggregate of 500,000 shares (as adjusted for any stock dividend, stock split, combination or reclassification of shares, or similar transaction), with the number of shares that may be issued and sold under one Employee Stock Option Plan being reduced by the number of shares issued and sold under the other Employee Stock
Option Plan.  Shares subject to options granted under either Employee Stock
Option Plan which expire or terminate without being exercised in full become available, to the extent unexercised, for future grants under either Employee
Stock Option Plan. No consideration is paid to the Company by any optionee in exchange for the grant of an option. The per share exercise price for an option granted under either Employee Stock Option Plan is determined by the Compensation Committee but may not be less than the fair market value of the Company's common stock as of the date of grant. The exercise price of an option under the ISO Plan granted to an employee who owns stock possessing more than 10% of the voting power of the Company's outstanding stock must be at least equal to 110% of the fair market value of the Company's common stock on the date of grant, and the maximum term of such option may not exceed five years. The Employee Stock Option Plans provide for automatic adjustments to prevent dilution or enlargement of the optionee's rights in the event of a stock split, stock dividend, reorganization, merger, consolidation, liquidation, combination or exchange of shares, or other change in the capital structure of the Company.

DIRECTOR STOCK OPTION PLAN

     In May 1993, the Company's shareholders approved the Toastmaster Inc.
Non-Employee Directors Stock Option Plan (the "1993 Director Plan") to provide for an automatic one-time grant of common stock purchase options to the three non-employee directors of the Company serving as such on the date the 1993
Director Plan was so approved. In addition, the Company has adopted the Toastmaster Inc. 1997 Non-Employee Directors Stock Option Plan (the "1997
Director Plan") in February 1997 to provide for a one-time grant of common stock purchase options to the three non-employee directors of the Company serving as such on the date the 1997 Director Plan was so approved. The 1993
Director Plan and the 1997 Director Plan are collectively referred to as the "Director Plans." The purpose of the Director Plans is to enable such non-employee directors to participate in the ownership of the Company, and to provide additional incentive for them to promote the success of the Company's business through sharing in the future growth of such business.

     Pursuant to the 1993 Director Plan, the Company granted to each non-employee director of the Company an option to purchase the number of shares of common stock obtained by multiplying (i) the number of full years that such non-employee director had served as a director of the Company as of the date the 1993 Director Plan was approved by the Company's shareholders by
(ii) 5,000. Options to purchase a total of 5,000 shares of common stock were granted to each of James L. Hesburgh, S B. Rymer, Jr., and Edward J. Williams.
Pursuant to the 1997 Director Plan, the Company granted to these three non-employee directors of the Company an option to purchase an additional 5,000 shares of common stock. No additional options may be granted under the Director Plans. The Director Plans provide for automatic adjustments to prevent dilution or enlargement of the optionee's rights in the event of a stock dividend, stock split, reorganization, merger, consolidation, liquidation, combination or exchange of shares, or other change in the capital structure of the Company.

     No consideration was paid to the Company by any optionee in exchange for the grant of an option. The exercise price at which shares of common stock may be purchased under an option granted pursuant to the 1993 Director Plan and the 1997 Director Plan is $7.375 and $3.4375, respectively, the mean of the high and low sales prices of the common stock on the date the respective options were granted. Neither the Board of Directors nor any committee thereof had any discretion to determine the selection of the directors to whom options were granted, the frequency of option grants, the number of shares of common stock subject to an option, or the terms and conditions of the options.

     Any option granted under the Director Plans may be exercised immediately, and may be exercised in whole or in part until May 10, 1998, in the case of options granted under the 1993 Director Plan, and February 25, 2002, in the case of options granted under the 1997 Director Plan. With certain limited exceptions, no option granted under the Director Plans may be exercised unless the optionee is at the time of such exercise a non-employee director of the Company. An option granted pursuant to the Director Plans is not transferable or assignable by the optionee other than by will or the laws of descent and distribution, and during the lifetime of the optionee the option is exercisable only by the optionee.

COMPENSATION COMMITTEE REPORT

     This report has been prepared by the Compensation Committee of the Board of Directors, which has general responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for the Company's executive officers. During 1997, the Compensation
Committee was composed of three independent outside directors, none of whom is an officer or employee of the Company. Mr. Deming, the Chief Executive
Officer of the Company, and certain other executive officers of the Company, may attend meetings of the Compensation Committee, but are not present during discussions or deliberations regarding their own compensation. The
Compensation Committee meets at least annually or more frequently as the Company's Board of Directors may request.

     COMPENSATION POLICY. The Company's executive compensation policy is premised upon three basic goals: (1) to attract and retain qualified individuals who provide the skills and leadership necessary to enable the Company to achieve both its short- and long-term earnings growth and return on investment objectives; (2) to create incentives to achieve Company and individual performance objectives through the use of performance-based compensation programs; and (3) to create a mutuality of interest between the Company's executive officers and shareholders through compensation structures that create a direct link between executive compensation and shareholder return.

     In determining the structure and levels of each of the components of executive compensation needed to achieve these goals, the Compensation
Committee considers all elements of the compensation package in total, as well as the individual components thereof. As more fully described below, the determination of such levels of executive compensation is a subjective process in which the Compensation Committee considers many factors including the Company's performance (as measured by earnings growth and return on investment, among other factors) and the individual executive's specific responsibilities, historical and anticipated personal contribution to the Company's business, and length of service with the Company. In addition, the Compensation Committee considers publicly available executive compensation data for comparable positions in companies believed to be most comparable for purposes of executive compensation, presently consisting of Sunbeam Corp., National Presto Industries, Inc., Rival Co. and Royal Appliance Mfg. Co. (such companies are referred to hereinafter as "Comparable Companies"). The
Comparable Companies are a small subset of the companies which comprise the two peer group indices for purposes of comparing shareholder returns (i.e., companies with the standard industrial classifications for household appliances or electric housewares and fans) in the performance graph included elsewhere in this Proxy Statement because the Compensation Committee believes they are the Company's most direct and representative competitors for executive talent. The levels of compensation paid by the Company to its executive officers were matched to comparable positions of executives at Comparable Companies and a competitive level for the total compensation package and relevant individual components was determined.

     COMPENSATION COMPONENTS. The Company's compensation program is reviewed annually to ensure that compensation levels and incentive opportunities are competitive and reflect the performance of the Company and the individual executive officer. The principal components of the compensation program for executive officers are base salary and annual incentive bonuses. The
Compensation Committee also took into account the incentive to achieve earnings growth and return on investment objectives that is inherent in the large number of shares of Company common stock owned by the Company's Chief
Executive Officer and each of the other executive officers other than Ms.
Linda Arnold and Mr. Scott Thrasher. It has therefore not been necessary to date to grant stock options or award other forms of long term incentive compensation plan ("LTIP") compensation to strengthen the linkage between executive compensation and shareholder return for those officers, although a stock option plan is available should further incentive become necessary for them. Ms. Arnold and Mr. Thrasher each has been granted options to provide that sort of linkage and to provide incentive to continue their respective employment with the Company.

     The Compensation Committee believes that the total compensation package previously awarded to those Company executives who have not received options or LTIP awards is significantly lower than the other Comparable Companies who have utilized stock options and LTIP awards to reward their executives for past performance and to create incentives for future performance. Each of the components in the Company's executive compensation package is addressed separately below.

     Base Salary. The Compensation Committee reviews each executive officer's base salary from the previous year and, in determining whether to adjust base salary levels, takes into account management's recommendations and assessments of each executive's growth and effectiveness in the performance of his or her duties and the Company's performance. In this regard, the Compensation Committee's analysis of the Company's performance included a review of the Company's revenues, earnings, return on investment and new product development for the prior year. An analysis of the role played by each individual executive in generating the Company's performance included a consideration of the executive's specific responsibilities, contributions to the Company's business, and length of service. The Compensation Committee also considered publicly available executive compensation data for comparable positions in Comparable Companies. Mr. Deming's base salary was based on the same type of subjective analysis and took into account the amount of time he spends on activities directly and indirectly benefitting the Company. The factors impacting base salary levels are not independently assigned specific weights. Rather the Compensation Committee reviews all of these factors, and makes base pay recommendations which reflect its analysis of the aggregate impact of these factors. Based upon the foregoing considerations, base salary levels for Mr. Deming, the Chief Executive Officer, and the other executive officers were increased effective March 1, 1997 by 10 % from the base salaries that had been in effect since March 1, 1993 (since March 1, 1994 and September
1, 1996 in the case of Mr. Thrasher and Mr. Ronalter, respectively). These base pay levels are competitive within a range that is considered in the Compensation Committee's judgment, to be reasonable and necessary.

     Annual Incentive Bonus. The Company's executive officers and certain other employees of the Company who, in the discretion of the Compensation
Committee, are considered to be in a position to significantly influence the Company's results or operations and level of profits are eligible to receive annual incentive bonus awards under the Company's incentive bonus program.
Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. The Compensation Committee's selection of the persons eligible to participate in the incentive bonus program is necessarily subjective in nature and is made after taking into account management's assessment of each person's level of responsibility. The incentive program establishes a bonus pool each year based on up to 5% of the Company's total profits (before provisions for income taxes and interest), which is approved by the Company's President in his discretion. Each of the participants in the incentive program are assigned an incentive target based on their job category, which incentive target establishes a bonus of up to 65% of the participant's salary that may be received. Bonuses are awarded to participants when the Company's targets for earnings growth and return on investment are achieved in relation to upper quartile performance of competitors. This dual approach creates incentives to efficiently manage assets, achieve appropriate financial leverage and produce desired profitability, all of which are determinants of share price over time. In addition, discretionary bonus awards may be made to participants in an amount up to 50% of the participant's maximum bonus payout target to recognize outstanding individual performance as reflected by the achievement of personalized goals. The personal goals of the Company's Chief Executive
Officer for purposes of this discretionary bonus are the achievement by the Company of its annual profit plan, marketing objectives and new product development goals; the development of strategic and long-range objectives for the Company; the identification and evaluation of acquisition opportunities for the Company; and the effective leadership of the Company's management team. The extent to which these personal goals have been achieved is subjectively analyzed by the Compensation Committee on the basis of their aggregate impact on the success of the Company for the preceding year. The size of the bonus pools, the persons who are eligible to receive bonuses, the targets established for bonus participants and the amount of bonus payments can vary from year to year and are subject to the discretion of the Compensation Committee and management.

                     Compensation Committee:

                        James L. Hesburgh
                         S B. Rymer, Jr.
                        Edward J. Williams

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As discussed above under "Compensation Committee Report," the Compensation Committee has general responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for the Company's executive officers. During 1997, the members of the Compensation Committee were Messrs. Hesburgh, Rymer, Jr. and Williams.
None of the members of the Compensation Committee was, during 1997, an officer or employee of the Company or any of its subsidiaries, or otherwise was formerly an officer of the Company or any of its subsidiaries. Mr. Rymer served as Chief Executive Officer of Magic Chef, Inc. from 1950 to 1987. The
Company was a wholly-owned subsidiary of Magic Chef from October 1983 until the acquisition of the Company by the Company's current senior executive officers (Messrs. Deming, Stubler and Thompson) effective as of January 1,
1987.

COMPANY PERFORMANCE

     The following performance graph shows a comparison of cumulative total returns with respect to the Company's common stock, the New York Stock
Exchange Market Value index, a peer index of companies (the "New Peer Group") having a standard industrial classification number of 3634 (the SIC number for electric housewares and fans) and a peer index of companies (the "Existing
Peer Group") having a standard industrial classification number of 363 (the
SIC number for household appliances) for the period from January 1, 1993 through December 31, 1997.






              COMPARISON OF CUMULATIVE TOTAL RETURNS

(Toastmaster, NYSE Market Value, New and Existing Peer Groups)

Source:  Media General Financial Services

     The cumulative total return on investment for the Company's common stock, the New York Stock Exchange Market Value index, an index of the New
Peer Group and an index of the Existing Peer Group is based on the stock price or index at January 1, 1993. The performance graph assumes that the value of an investment in the Company's common stock and each index was $100 at January
1, 1993 and that all dividends were reinvested. The information presented in the performance graph is historical in nature and is not intended to represent or guarantee future returns.

     The performance graph compares the performance of the Company's common stock with that of the New York Stock Exchange Market Value index, an index of the New Peer Group and an index of the Existing Peer Group. The Company has elected to replace the Existing Peer Group with the New Peer Group as the industry index for purposes of future performance graphs. Companies in the New Peer Group are Dynamics Corporation of America, Helen of Troy Corp.,
National Presto Industries, Inc., Royal Appliance Mfg. Co., Salton/Maxim
Housewares Inc., Sunbeam Corporation, Toastmaster and Windmere-Durable
Holdings.  Companies in the Existing Peer Group are Dynamics Corporation of
America, Electrolux AB ADR, Fantom Technologies, Inc., General Electric Co.,
Helen of Troy Corp., Maytag Corporation, National Presto Industries, Inc.,
Rival Co., Royal Appliance Mfg. Co., Salton/Maxim Housewares Inc., Semi-Tech
Corp. Vtg. A, Singer Co. N.V., Sunbeam Corporation, Toastmaster, Whirlpool
Corporation and Windmere-Durable Holdings.  The Company believes that the New
Peer Group is better representative of the companies that compete with the Company in the electric housewares industry than is the Existing Peer Group, which includes manufacturers of stoves, ovens, refrigerators, washing machines, dryers, dishwashers and vacuum cleaners in the broader household appliances industry.







     The comparison of cumulative total returns presented in the above graph was plotted using the following index values and common stock price values:

                         January 1      December 31    December
                           1993           1993           1994

Toastmaster Inc.         $100.00        $71.23          $81.79
New York Stock Exchange
  Market Value Index     $100.00        $113.54        $111.33
New Peer Group index     $100.00        $108.90        $119.93
Existing Peer Group
   index                 $100.00        $125.89        $125.45


                         December 31    December 31    December
                           1995           1996           1997

Toastmaster Inc.          $45.06         $43.07         $49.11
New York Stock Exchange
  Market Value Index     $144.36        $173.90        $228.78
New Peer Group index      $84.24        $135.84        $217.97
Existing Peer Group
   index                 $175.86        $241.65        $360.66



              OWNERSHIP OF TOASTMASTER COMMON STOCK

     The following table sets forth certain information as of January 31, 1998 regarding the beneficial ownership of Toastmaster common stock by each person known to the Board of Directors to own beneficially 5% or more of the Company's common stock, by each director and nominee for director of the Company, by each executive officer named in the Summary Compensation Table under "Executive Compensation and Other Information--Executive Compensation" and by all directors and officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more shareholders, as the case may be.

                                         Amount and
                                         Nature of         Percentage of
     Name                                Beneficial           Shares
                                         Ownership/1/       Outstanding/1/

Robert H. Deming /2//3/                  3,718,379               49.3%
Beverly A. Deming /2//3/                 1,354,593               18.0%
Daniel J. Stubler /2//4/                 1,032,271               13.7%
Andrea F. Stubler /2//4/                 1,032,271               13.7%
John E. Thompson /2//5/                    691,865                9.2%
Scott R. Thrasher /6/                       24,650                   *
Ralph J. Ronalter, Jr. /2//7/              162,591                2.2%
Edward J. Williams /8//9/                   10,500                   *
S B. Rymer, Jr. /9/                         57,198                   *
James L. Hesburgh /9/                       10,500                   *
All directors and executive
  officers as a group
  (9 persons) /10/                       4,016,936               53.0%
___________
*    Less than one percent

/1/ Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 7,539,450 shares of common stock outstanding.

/2/ Each of these persons, together with certain other shareholders, is a party to the Stockholders' Agreement described under "Election of Directors--The Stockholders' Agreement," pursuant to which each such person has given his or her irrevocable proxy to Robert H. Deming to vote shares of Toastmaster common stock with respect to the election of directors. The address for Messrs. Deming, Stubler and Thompson, Mrs.
     Deming and Mrs. Stubler is 1801 North Stadium Boulevard, Columbia,
     Missouri 65202.

/3/ Includes 127,684 shares owned of record by Mr. Deming, 360,445 shares owned of record by Mr. Deming's wife, 866,464 shares owned of record by Mr. Deming's wife as trustee of trusts established for the benefit of






     Deming family members, and 45,000 shares held by a charitable foundation established by the Deming family. Mr. Deming and his wife share voting power with respect to such shares pursuant to the Stockholders'
     Agreement referred to in Note (2), and otherwise share voting and investment power with respect thereto. Included for Mr. Deming are 2,318,786 shares owned of record by various other shareholders of the Company, as to which Mr. Deming has no investment power but has shared voting power pursuant to the Stockholders' Agreement referred to in Note
     (2).

/4/  Includes 906,000 shares owned of record jointly by Mr. and Mrs. Stubler.
     Mr. and Mrs. Stubler share investment power with respect to such shares and they, together with Mr. Deming, share voting power with respect to such shares pursuant to the Stockholders' Agreement referred to in Note
     (2). Also includes 126,271 shares owned of record by Mrs. Stubler as trustee of trusts established for the benefit of Mr. and Mrs. Stubler's three adult children. Mr. and Mrs. Stubler share voting and investment power with respect to such shares.

/5/ Includes 55,300 shares owned of record by Mr. Thompson and 609,685 shares owned of record by Mr. Thompson as trustee of a trust established for the benefit of Thompson family members. Mr. Thompson has sole investment power with respect to such 664,985 shares but shares with Mr.
     Deming the voting power with respect thereto pursuant to the Stockholders' Agreement referred to in Note (2). Also includes 26,880 shares owned of record by Mr. Thompson's wife as custodian for their two children. Mr. Thompson has shared voting and investment power with respect to such shares.

/6/ Includes 21,298 shares owned of record by Mr. Thrasher, 163 shares held in the Company's 401(k) Savings and Investment Plan for his account and 389 shares held in the Company's Stock Purchase Plan (which 552 shares were acquired prior to Mr. Thrasher becoming an executive officer of the Company), and 2,800 shares issuable pursuant to the exercise of stock options.

/7/ Mr. Ronalter has sole investment power with respect to these shares but shares with Mr. Deming the voting power with respect thereto pursuant to the Stockholders' Agreement referred to in Note (2).

/8/ Includes 500 shares owned of record by Mr. Williams as trustee of a trust for the benefit of Mr. Williams.

/9/ Includes 10,000 shares issuable to each of these persons pursuant to the exercise of stock options.

/10/ Includes 39,800 shares issuable pursuant to the exercise of stock options.

                              ITEM 2

   RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Board's Audit
Committee, has selected the independent certified public accounting firm of KPMG Peat Marwick LLP as Toastmaster's independent auditors to audit the books, records and accounts of the Company for the year ending December 31, 1998. Shareholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Board's decision in this regard.

     KPMG Peat Marwick LLP has served as the Company's independent auditors since 1987. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     Submission of the selection of the independent auditors to the shareholders for ratification will not limit the authority of the Board of Directors to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated. If the shareholders do not ratify the selection of KPMG Peat Marwick LLP at the Annual Meeting, the Company intends to call a special meeting of shareholders to be held as soon as practicable after the Annual Meeting to ratify the selection of another independent certified public accounting firm as independent auditors for the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE
SELECTION OF KPMG PEAT MARWICK LLP.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), requires Toastmaster's directors and executive officers, and persons who own more than 10% of the Company's outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in Toastmaster common stock and other
equity securities.   Securities and Exchange Commission regulations require
directors, executive officers and greater than 10% shareholders to furnish
Toastmaster with copies of all Section 16(a) reports they file.

     To Toastmaster's knowledge, based solely on review of the copies of such reports furnished to Toastmaster and written representations that no other reports were required, during the year ended December 31, 1997, all Section
16(a) filing requirements applicable to its directors, executive officers and greater than 10% shareholders were complied with.

                  OTHER BUSINESS OF THE MEETING

     The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement. If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.

                          ANNUAL REPORT

     Toastmaster's Annual Report to Shareholders, containing financial statements for the year ended December 31, 1997, is being mailed with this Proxy Statement to all shareholders entitled to vote at the Annual Meeting.
Such Annual Report is not to be regarded as proxy solicitation material.

          SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     It is presently anticipated that the 1999 Annual Meeting of Shareholders will be held on May 11, 1999. Shareholder proposals intended for inclusion in the proxy statement for the 1999 Annual Meeting of Shareholders must be received at the Company's offices, located at 1801 North Stadium Boulevard, Columbia, Missouri 65202, within a reasonable time before the solicitation with respect to the meeting is made, but in no event later than November 27, 1998. Such proposals must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.
Shareholder proposals should be addressed to the attention of the Secretary of Toastmaster.

                         By Order of the Board of Directors



                         Linda G. Arnold
                         Secretary

March 27, 1998
Columbia, Missouri


                              APPENDIX -- PROXY

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              PROXY
     1998 ANNUAL MEETING OF SHAREHOLDERS OF TOASTMASTER INC.


     The undersigned hereby appoints Robert H. Deming, Daniel J.
Stubler and John E. Thompson, and each of them, each with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the 1998 Annual Meeting of Shareholders of Toastmaster Inc.
("Toastmaster") to be held at the principal executive offices of Toastmaster, located at 1801 North Stadium Boulevard, Columbia,
Missouri, on Tuesday, May 12, 1998, commencing at 10:00 a.m., local time, and at all adjournments thereof, and to vote all shares of capital stock of Toastmaster which the undersigned is entitled to vote with respect to the following matters, all as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated March 27, 1998:

        THE BOARD OF DIRECTORS OF TOASTMASTER RECOMMENDS
                     A VOTE "FOR" EACH ITEM.

ITEM 1: Election of two Class I directors to hold office for a term expiring at the 2001 annual meeting of shareholders.

[ ]  FOR all nominees listed below  [ ] WITHHOLD AUTHORITY to
      (except as marked to the          nominees listed below
       contrary below)

         NOMINEES: Edward J. Williams; James L. Hesburgh

Instruction:   To withhold authority to vote for any individual
               nominee, write that nominee's name in this space:

         _____________________________________________

ITEM 2: Proposal to ratify the selection of the accounting firm of KPMG Peat Marwick LLP as Toastmaster's independent auditors for the year ending December 31, 1998.

               [  ] FOR       [  ] AGAINST   [  ] ABSTAIN

     In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual
Meeting.







     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

Dated: ____________________, 1998



                              _________________________________
                              Signature

                              ___________________________________
                              Signature (if held jointly)

                              Please sign exactly as name appears
                              hereon.  When shares are held by
                              joint tenants, both should sign.
                              When signing as an attorney,
                              executor, administrator, trustee or
                              guardian, please give full title as
                              such.  If a corporation, please
                              sign in full corporate name by
                              President or other authorized
                              officer.  If a partnership, please
                              sign in partnership name by
                              authorized person.


   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
           USING THE ENCLOSED POSTAGE PREPAID ENVELOPE



